Exhibit 10.12

FEE REDUCTION AGREEMENT

December 28, 2023

WHEREAS, pursuant to that certain Underwriting Agreement between Innovative International Acquisition Corp. (together with any successor entity thereto, the “Company”) and Cantor Fitzgerald & Co., as Representative of the several Underwriters (“CF&CO”), dated October 26, 2021 (as may be amended from time to time, the “Underwriting Agreement”), the Company previously agreed, in connection with the Company’s initial public offering (“IPO”) to pay to CF&CO an aggregate cash amount of $12,100,000 as “deferred underwriting commissions” (the “Original Deferred Fee”), upon the consummation of a Business Combination, as contemplated by the joint proxy statement/consent solicitation statement/prospectus initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 2, 2023, as amended from time to time. Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated October 13, 2022 (as may be amended from time to time, the “Merger Agreement,” and the transaction contemplated thereby, the “Transaction”) with Zoomcar, Inc. (including any affiliates thereof, “Zoomcar”) and certain other parties. For the avoidance of doubt, for purposes hereof, all references to the “Company” herein shall also refer to any successor entity to the Company following the Transaction. For the avoidance of doubt, for purposes hereof, all references to the “Company” herein shall also refer to “Zoomcar Holdings, Inc.” (i.e., “New Zoomcar”), the surviving successor public entity to the Company following the Transaction with Zoomcar (the “Successor”).

WHEREAS, reference is made to that certain letter agreement (the “J.V.B. Engagement Letter”), dated as of March 12, 2021, by and between the Company and J.V.B. Financial Group, LLC (“J.V.B.” and, together with CF&CO, the “Holders” and each a “Holder”)), whereby the Company agreed to pay J.V.B. a fee in an amount equal to 30.0% of the aggregate underwriting discount and commissions earned by the Underwriters, such that, upon the consummation of a Business Combination, a cash amount of $8,470,000 (the “CF&CO Original Deferred Fee”) would be payable by the Company and due to CF&CO, and a cash amount of $3,630,000 (the “J.V.B. Original Deferred Fee”) would be payable by the Company and due to J.V.B.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, CF&CO and J.V.B. (collectively the “Parties” and each, a “Party”), hereby agree as follows:

1.	Fee Reduction: In the event that the Company elects (in its sole discretion) to consummate the Transaction,

(a)	CF&CO agrees that it will forfeit the entirety of the $8,470,000 CF&CO Original Deferred Fee that would otherwise be payable by the Company to CF&CO, pursuant to the Underwriting Agreement and J.V.B. Engagement Letter, and, in lieu thereof, and in satisfaction in full of the obligations to deliver the Deferred Underwriting Commission (as defined in the Underwriting Agreement) to CF&CO, the Company shall instead pay CF&CO, upon the closing of the Transaction (the “Closing”), a non-refundable fee equal to 1,000,000 shares (the “CF&CO Modified Stock Fee”) of the common equity securities of the Successor, as the public entity that survives the Transaction (together with any equity securities issued or delivered in exchange for such securities, the “New Common Stock”).

(b)	J.V.B. agrees that it will forfeit the entirety of the $3,630,000 J.V.B. Original Deferred Fee that would otherwise be payable by the Company to J.V.B., pursuant to the J.V.B. Engagement Letter, and, in lieu thereof, the Company shall instead pay J.V.B., upon the Closing, a non-refundable fee equal to 200,000 shares (the “J.V.B. Modified Stock Fee” and, together with the CF&CO Modified Stock Fee, the “Modified Stock Fees”) of New Common Stock.

(c)	For the avoidance of doubt, (i) such agreements apply only to the consummation of the Transaction and not to any other potential Business Combination that may be contemplated or consummated by the Company, (ii) the Registration Rights Obligations (as defined below) hereunder apply only to the shares of New Common Stock issuable hereunder in respect of the Modified Stock Fees, with respect to each Holder for so long as such Holder (or any of its affiliates) owns or may be deemed the beneficial owners of such shares, and (iii) the Parties hereto acknowledge and agree that the delivery hereunder of the Modified Stock Fees (in accordance with Section 3) and the satisfaction in full of the Registration Rights Obligations (in accordance with Section 2), together with the other mutual agreements, terms, covenants and obligations hereunder, in each case, shall represent, and are intended to be treated as, having satisfied (x) the Company’s obligations under the Underwriting Agreement with regard to the Deferred Underwriting Commissions and (y) the obligations of the Company pursuant to the J.V.B. Engagement Letter with regard to the CF&CO Original Deferred Fee and the J.V.B. Original Deferred Fee, such that, following execution hereof and delivery of the Modified Stock Fees hereunder in accordance with terms of this Agreement (including, for the avoidance of doubt, the fulfillment in full of the Registration Rights Obligations), neither CF&CO, on the one hand, nor J.V.B., on the other hand, shall have any continuing rights or remedies pursuant to the Underwriting Agreement or the J.V.B. Engagement Letter, except to the sole extent expressly otherwise agreed herein, subject, in all events, to the modifications and terms represented hereby.

2.	Registration Rights: The Company shall issue such shares of New Common Stock to CF&CO and J.V.B. with “registration rights,” enabling each of CF&CO and J.V.B. to promptly resell, freely trade and otherwise dispose of its shares of New Common Stock (as further described below), and in connection therewith, the Company hereby agrees that it (or any Successor) shall:

(a)	Prepare and, as soon as practicable, but in no event later than sixty (60) days following the consummation of the Transaction, will use its commercially reasonable efforts to file with the SEC a re-sale registration statement on Form S-1 (or any successor form) to register the re-sale of the New Common Stock by each of CF&CO and J.V.B. (the “Resale Registration Statement”);

(b)	Use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC by (i) the 90th calendar day after the date of the initial filing thereof, if the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Resale Registration Statement will not be reviewed by the SEC, (ii) by the 120th calendar day after the date of the initial filing thereof, if such Resale Registration Statement is subject to review by the SEC, or (iii) in any event, no later than the 180th calendar day after the Closing; and

(c)	Use its commercially reasonable efforts to maintain the effectiveness of the Resale Registration Statement until the earlier of (i) the date upon which all of the shares of New Common Stock issued in satisfaction of the Modified Stock Fees have been sold, disposed or otherwise transferred by each Holder or are otherwise no longer outstanding and (ii) the two (2) year anniversary of the date of the effectiveness thereof;

(d)	File timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(e)	Upon each Holder’s request, promptly (i) instruct and cause its legal counsel to promptly provide the necessary “blanket” legal opinion(s) to the Company’s duly appointed transfer agent for the shares of New Common Stock (the “Transfer Agent”) so that such Transfer Agent may remove any “restrictive legends” from the shares of New Common Stock held by such Holder, (ii) instruct and cause its Transfer Agent to remove any such “restrictive legends” and (iii) take any such further action as a Holder may reasonably request, in each case, to enable such Holder to promptly resell, freely trade or otherwise dispose of its shares of New Common Stock held by such Holder (issued hereunder in satisfaction of the Modified Stock Fees), either (x) in reliance upon the Registration Statement, or (y) without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC); and

(f)	Upon reasonable request and advanced notice by either Holder, deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with the requirements set forth in Sections 3(d) & (e) above

(such obligations set forth in Sections 2(a)-(f) above, the “Registration Rights Obligations”).

Listing Requirements: In addition, Company (and any Successor) shall use its commercially reasonable efforts to maintain the authorization for quotation and listing of the New Common Stock on the Nasdaq Stock Market or any other “national securities exchange” registered with the SEC under Section 6 of the Exchange Act until the earlier of (x) the date upon which all of the shares of New Common Stock issued in satisfaction of the Modified Stock Fees have been sold, disposed or transferred by each Holder or are otherwise no longer outstanding and (y) the two (2) year anniversary of the date of the effectiveness of the Resale Registration Statement.

3.	Issuance of Modified Stock Fees:

(a)	No Restrictions: The Company hereby agrees that, upon the consummation of the Transaction, the Company shall issue, transfer and deliver, or cause to be issued, transferred and delivered, (a) the entire amount of the CF&CO Modified Stock Fee to CF&CO and (b) the entire amount of the J.V.B. Modified Stock Fee to J.V.B., in each case, in book-entry form, by irrevocable instruction from the Company to its duly appointed transfer agent. Any shares of New Common Stock issued or transferred to the Holders in satisfaction of the Modified Stock Fees shall be validly issued, fully paid and non-assessable and free and clear of all liens and encumbrances on the pledge, sale or other transfer of such shares of New Common Stock (collectively, any “Restrictions”), other than (i) contractual transfer restrictions hereunder during the Applicable Lock-up Periods, (ii) transfer restrictions under applicable federal and state securities laws during the Applicable Lock-up Periods, and (c) liens, claims or encumbrances imposed due to actions of CF&CO or J.V.B., as applicable. The Parties acknowledge and agree that the obligations under this Section 3(a) shall be deemed satisfied upon the delivery by the Company of the shares of New Common Stock issued in satisfaction of the Modified Stock Fees, without any Restrictions, in accordance herewith.

(b)	Company Default of Share Issuance Obligations: However, in the event that the Company (or its Successor) is unable to or otherwise does not issue, or cause to be issued, the full amount of the Modified Stock Fees to be delivered hereunder to each of the Holders, without any Restrictions, promptly upon the Closing, then the Company shall promptly pay to CF&CO and J.V.B. the entire amounts of the CF&CO Original Deferred Fee and the J.V.B. Original Deferred Fee, respectively, in cash, as contemplated by the Underwriting Agreement and J.V.B. Engagement Letter, respectively (any such amounts, “Share Issuance Default Payments”).

4.	Company Default of Post-Closing Registration Rights Obligations:

(a)	Registration Rights Default: In addition, in the event that, after the Closing, the Company (or its Successor) is unable to or otherwise does not comply with, or cause to be complied with, the Registration Rights Obligations (other than due to a failure by CF&CO to timely provide information and/or documentation necessary for the Company to fulfill its Registration Rights Obligations), such that CF&CO is unable to timely resell, freely trade or otherwise dispose of its shares of New Common Stock (issued hereunder in satisfaction of the CF&CO Modified Stock Fee) promptly upon the expiration of the Applicable Lock-up Period (as defined herein), then the Company (or its Successor) shall promptly pay CF&CO an amount, in cash, equal to $3,000,000 (the “Registration Rights Default Payments” and together with the Share Issuance Default Payments, the “Default Payments”). Notwithstanding the foregoing, in no event shall the terms and provisions hereof, including as set forth in Section 3(b) or this Section 4(a), be interpreted or construed as a reinstatement of the terms of the Underwriting Agreement or the J.V.B. Engagement Letter, which the Parties have mutually agreed, by execution hereof, are modified hereby.

(b)	Opportunity to Cure: However, in the event that, prior to the expiration of the Applicable Lock Period, a Holder becomes aware of facts and circumstances that such Holder reasonably believes would constitute a breach of the Company’s Registration Rights Obligations hereunder, such Holder shall promptly notify the Company of the same and permit the Company a reasonable opportunity (up to thirty (30) calendar days) to cure or otherwise mitigate any effects thereof, provided, however that any failure by the Holders to notify the Company of any such failure shall not relieve the Company of timely fulfilment of its Registration Rights Obligations hereunder.

(c)	No Company “Option:” For the avoidance of doubt, (x) the Company hereby represents, warrants and agrees that any requirement to pay the Registration Rights Default Payment in cash shall be construed as a penalty for failure to timely fulfill its Registration Rights Obligations hereunder and is not “an option” to pay in cash to avoid fulfilling such Registration Rights Obligations and (y) any payment of such Registration Rights Default Payment does not relieve the Company (or its Successor) of such Registration Rights Obligations, which the Company (or its Successor) shall still be required to timely fulfill pursuant to the terms set forth in Section 2.

5.	Lock-Up:

(a)	Each Holder agrees that it will not, during the period commencing at the Closing and ending on the date described in paragraph 6(c) below (such period, the “Applicable Lock-up Period”), without the prior written consent of the Company, (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, encumber, donate, assign, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, any shares of New Common Stock issued or issuable to such Holders pursuant to this Agreement in fulfillment of the Company’s payment of its Modified Stock Fee (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”). For the avoidance of doubt, each Holder shall retain all of its rights as a stockholder of the Successor with respect to the Lock-up Shares during the Applicable Lock-up Period, including the right to vote any Lock-up Shares that are entitled to vote.

(b)	The restrictions set forth in paragraph (a) shall not apply to:

(i)	Any other equity securities of the Company that either Holder may beneficially own separate and apart from its Modified Stock Fee set forth herein, including any shares of common equity securities or warrants of the Company acquired by a Holder in connection with or subsequent to the Company’s IPO, and any exercise thereof, whether “cashless” or “net,” it being understood that any shares of New Common Stock received upon such exercise will remain also not be subject to the restrictions of this Agreement during the Applicable Lock-up Period;

(ii)	in the case of an entity, a Transfer (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of a Holder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners or shareholders of such Holder;

(iii)	in the case of an individual, Transfers by bona fide gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a holder or a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iv)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(v)	in the case of an individual, Transfers by operation of law or pursuant to a qualified domestic relations order;

(vi)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vii)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(viii)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(ix)	Transfers relating to New Common Stock or other securities convertible into or exercisable or exchangeable for New Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Applicable Lock-up Period;

(x)	Transfers to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture of shares of New Common Stock or other securities convertible into or exercisable or exchangeable for shares of New Common Stock in connection with the termination of the Holder’s service to the Successor;

(xi)	the entry, by the Holder, at any time after the Closing, of any trading plan providing for the sale of New Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for, or permit, the sale of any New Common Stock during the Applicable Lock-up Period, no Transfers under such trading plan are effected prior to the expiration of the Applicable Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Applicable Lock-up Period;

(xii)	Transfers in the event of completion of a liquidation, restructuring (whether in or out of court), merger, reverse-merger, capital stock exchange offer, tender offer or rights offer, reorganization, recapitalization or other similar transactions which results in all of the Successor’s securityholders having the right to exchange their shares of New Common Stock for cash, securities or other property; and

(xiii)	Transfers to satisfy any U.S. federal, state, or local income tax obligations of the Holder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the definitive agreement relating to the Merger was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

Provided, however, that (A) in the case of clauses (ii) through (viii), these permitted transferees must enter into a written agreement providing for transfer restrictions substantially the form of this Section 5 (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Holder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions applicable to the Holder, and there shall be no further Transfer of the Lock-up Shares except in accordance with this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

(c)	The Applicable Lock-up Period shall terminate (i) as to the first one-third of each Holder’s Lock-up Shares, six (6) months after the Closing, (ii) as to the second one-third of such Holder’s Lock-up Shares, nine (9) months after the Closing, and (iii) as to all remaining Lock-up Shares, twelve (12) months after the Closing. Notwithstanding the foregoing, the Applicable Lock-up Period shall terminate as to all Lock-up Shares upon the completion by the Successor of a liquidation, restructuring (whether in or out of court), merger, reverse-merger, capital stock exchange offer, tender offer or rights offer, reorganization, recapitalization or other similar transactions that results in all of the Successor’s stockholders having the right to exchange their shares for cash, securities or other property.

(d)	In furtherance of the foregoing, the Successor, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 5, and such purported Transfer shall be null and void ab initio. In addition, during the Applicable Lock-up Period, each certificate or book-entry position evidencing the Lock-up Shares shall be marked with a “restrictive legend” in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND AMONG THE COMPANY AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)	In the event of any conflict or inconsistency between this Section 5 and any agreement between a Holder and the Company entered into prior to the Closing, this Section 5 shall control.

(f)	NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE, LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(g)	EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h)	The parties hereto agree that irreparable damage would occur if any of the provisions contained in paragraphs (a) through (e) of this Section 5 (the “Lockup Provisions”) and the Registration Rights Obligations were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of the Lockup Provisions and the Registration Rights Obligations or to enforce specifically the performance of the terms and provisions thereof, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity; provided, however, in the event of any payment by the Company (or Successor) of any Default Payment hereunder, the terms and provisions set forth in this Section 5(h) shall not be available as remedies to such Holders, though such Holders shall not be limited, as a result of this clause of Section 5(h) from seeking other damages to which they may be entitled hereunder solely as a result of the delivery and receipt of Default Payments. Each of the parties hereto hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

6.	No Fees Refundable: For the avoidance of doubt, once paid or issued, no fees payable hereunder, whether in cash or shares of New Common Stock, respectively, will be refundable under any circumstances.

7.	Further Assurances: Each of the Company, CF&CO and J.V.B. will, upon request of the other, execute such other documents, instruments or agreements as may be reasonable or necessary to effectuate the agreements set forth in this letter agreement (the “Agreement”).

8.	Confidentiality: This Agreement (including the terms set forth herein) is confidential, and except as set forth in this Section 8, neither this Agreement (including the terms set forth herein) nor CF&CO’s or J.V.B’s role in the Transaction may be filed publicly or otherwise disclosed by the Company to any other party (except to Zoomcar) without such Party’s prior written consent, not to be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, if the Company (or the Successor) is required by applicable law, regulation, SEC or applicable stock exchange requirement or legal process to disclose this Agreement or its terms, the Company (or the Successor) may do so without the consent of CF&CO or J.V.B., so long as it provides CF&CO and J.V.B. with a reasonable opportunity to review and comment on such disclosure prior to its filing, publication or dissemination and the Company (or the Successor) considers in good faith any reasonable comments provided by CF&CO or J.V.B. with respect to such disclosure.

9.	Termination: This agreement will terminate automatically upon the earlier of:

(a)	the consummation by the Company of the Transaction (including, for the avoidance of doubt, (x) the issuance, transfer and delivery of the CF&CO Modified Stock Fee to CF&CO and the J.V.B. Modified Stock Fee to J.V.B., upon the terms set forth herein, and (y) the effectiveness of the Resale Registration Statement related thereto); and

(b)	the termination of the Merger Agreement and/or the abandonment by the Company of the Transaction.

In the event of a termination pursuant to Section 9(b) above, (x) the Company agrees to provide prompt notice of such decision to terminate the Merger Agreement and/or abandon the Transaction to CF&CO and J.V.B.; (y) the CF&CO Original Deferred Fee shall become due and payable by the Company to CF&CO, as set forth in the Underwriting Agreement and J.V.B. Engagement Letter, upon the consummation of any Business Combination; and (z) the J.V.B. Original Deferred Fee shall become due and payable by the Company to J.V.B., as set forth in the Underwriting Agreement and J.V.B. Engagement Letter, upon the consummation of any Business Combination; provided, however, that, assuming that no termination occurs pursuant to Section 9(b) above, nothing contained in this paragraph shall otherwise be construed or interpreted as affecting the extent to which the Underwriting Agreement and J.V.B. Engagement Letter, respectively, are considered modified hereby, to the extent set forth and agreed by the parties hereto herein.

10.	Satisfaction of Underwriting Agreement and J.V.B. Engagement Letter Obligations; Exclusive Remedies: Each of the Company and CF&CO hereby agree that the terms of this Agreement are intended to supersede, and shall be treated as amending and replacing in their entirety, (i) the terms and provisions of the Underwriting Agreement relating to the Deferred Underwriting Commissions or the amount, type or timing of its payment under the Underwriting Agreement and (ii) the terms and provisions of the J.V.B. Engagement Letter relating to the CF&CO Original Deferred Fee and the J.V.B. Original Deferred Fee, respectively, or the amounts, type or timing of the payment of such fees thereunder. However, if: (x) the Modified Stock Fees are not delivered as required hereunder upon consummation of the Transaction, the terms and conditions of this Agreement shall be considered null and void and the Underwriting Agreement and the J.V.B. Engagement Letter shall continue in full force and effect, without giving effect to hereto; and (y) the Registration Rights Obligations are not satisfied in full allowing each Holder to resell, freely trade and otherwise dispose of its shares of New Common Stock (issued hereunder in satisfaction of the Modified Stock Fees) upon the expiration of the Applicable Lock-up Periods, then, each Holder shall have the rights set forth in Section 4. Furthermore, assuming that this Agreement is not terminated pursuant to Section 9(b) hereof, any remedies available to Holders hereunder shall serve as the sole and exclusive remedies of Holders with regard to the subject matters hereof and with regard to the obligations in respect of Deferred Underwriting Commissions under the Underwriting Agreement, and the CF&CO Original Deferred Fee and the J.V.B. Original Deferred Fee under the J.V.B. Engagement Letter.

11.	Successor: Prior to the consummation of the Transaction, if the agreements executed by the Company in connection with the Transaction do not directly or indirectly provide for the assumption by the Successor of the Company’s obligations hereunder, the Company shall cause such Successor to (x) execute and deliver to CF&CO and J.V.B. a joinder agreement, in form and substance reasonably satisfactory to CF&CO and J.V.B., pursuant to which the Successor shall join this Agreement as a signatory and a party and thus be subject to all of the terms and conditions set forth herein, and (y) comply with the obligations and covenants of the Company set forth herein.

12.	Entire Agreement; Interpretation. This Agreement, together with the terms of the Underwriting Agreement expressly incorporated herein pursuant to Section 13 hereof, represent the full agreement and understanding between the parties hereto with respect to the subject matters hereof. The parties to this Agreement hereby acknowledge and agree that the terms and provisions hereof are intended and shall be construed as modifying and superseding terms and provisions of the Underwriting Agreement and the J.V.B. Engagement Letter with regard to Deferred Underwriting Commissions, CF&CO Original Deferred Fee and the J.V.B. Original Deferred Fee and no party shall at any time after this Agreement is executed take actions or have rights to pursue remedies other than as set forth and agreed herein with respect to the subject matters hereof.

13.	Incorporation by Reference: Sections 10.1, 10.3, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 of the Underwriting Agreement are hereby incorporated by reference into this letter agreement, provided, however, that the terms and provisions set forth in Sections 5(f)-(g) above shall govern, in the event of any inconsistencies between Sections 5(f)-(g) hereof and any of the foregoing sections of the Underwriting Agreement, with regard to any actions, disputes or claims arising under this Agreement. Except as expressly set forth herein, the provisions of the Underwriting Agreement are not amended and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized signatory as of the date first set forth above.

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Global Head of Investment Banking

J.V.B. FINANCIAL GROUP, LLC

By:	/s/ Jerry Serowik
Name:	Jerry Serowik
Title:	Managing Director

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

By:	/s/ Mohan Ananda
Name:	Mohan Ananda
Title:	CEO